Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2014, in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of ProteinSimple for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California

April 30, 2014